Exhibit 99.1

Aly Madhavji (left), James Heckman (center), and Tether co-founder Paolo Ardoino (right). Photo Credit: Roundtable

Roundtable CEO James Heckman Announces New CFO, Aly Madhavji, Visionary Investor and Blockchain Founders Fund Managing Partner, To Lead RYVYL Merger, NASDAQ Listing

San Diego, CA - November 6, 2025 - Roundtable and RYVYL Inc. (NASDAQ: RVYL) today announced that legendary Web3 investor Aly Madhavji has agreed to join the soon-to-be-merged company as Chief Financial Officer (CFO), bridging his unique background of traditional finance credentials with deep relationships and experience managing over 200 blockchain infrastructure technology investments.

As CFO, Madhavji will help guide Roundtable’s continued rise through the merger process and NASDAQ listing, while connecting the dynamic blockchain investment community with Roundtable. Current RYVYL CFO George Oliva upon completion of the merger will transition to the role of Chief Accounting Officer for the merged entity.

Madhavji’s financial credentials are as impeccable as his in-depth knowledge of the Web3 sector, bringing relationships with over 500 blockchain co-investors from every continent, including his home base in Singapore.

Roundtable CEO James Heckman praised Madhavji’s leadership and expertise, stating, “In over 30 years of financing and operating technology companies, I’ve not met someone with more intensity and thoroughness as a board member and investor, which is consistent with his technical and financial acumen. His contribution has been so impressive, we invited him to join this once-in-a-lifetime opportunity to transform an entire industry. Aly has the unique ability to translate the vision of our revolutionary platform to both traditional and blockchain-focused investment communities.”

Madhavji is a licensed Chartered Accountant (CA, CPA, CMA, CIM) with a Master’s in Global Affairs from Tsinghua University (清华大学), an MBA from INSEAD (Singapore/France) where he was a Blockchain Fellow, and a BA in Commerce with Distinction from the University of Toronto, where he serves on the Governing Council. An international award-winning author and featured speaker at major Web3 conferences, Aly is also a contributing analyst for leading crypto publications and the acclaimed lead on Amazon Prime Video’s series Crypto Knights. His Roundtable board seat will mark his second NASDAQ service, following his position with Soluna Holdings (NASDAQ: SLNH).

Aly Madhavji pictured in a portrait session.

Madhavji commented, “I’m joining Roundtable as CFO because Roundtable has turned the media industry’s long-aspired Web3 vision into practical reality. The RYVYL merger brings bank-grade payments and public-market discipline; our platform gives publishers what they’ve wanted for years: real-time revenue, transparent reporting, and control of their data, audiences, and IP, only possible with Web3. After diligencing and investing in hundreds of blockchain infrastructure teams, this is the one that stands apart; and why Blockchain Founders Fund made Roundtable our largest investment, and so I’m stepping in to lead our NASDAQ journey and align Roundtable with both traditional and Crypto focused investors.”

Madhavji joins a veteran executive team led by digital media entrepreneur James Heckman and blockchain pioneer Eyal Hertzog. Hertzog, co-founder and architect of Roundtable’s “DeWeb” platform, is widely recognized as the technical inventor of decentralized finance (DeFi), including automated market-making and the liquidity pool mechanisms that underpin the transformative industry - and brought it to market, as the lead architect and founder of Bancor. He also co-founded the first social video platform, MetaCafe, whose recommendation algorithm helped shape the foundation of social media.

Heckman, a serial founder and former senior executive at Yahoo, Google, and News Corp, has built and scaled more than a dozen technology platforms, including Arena Group (NYSE: AREN), which powered digital media for over 300 global brands. He is joined by long-time technology collaborator and co-founder Bill Sornsin as COO, a former senior product leader at Microsoft and co-architect of several global-scale platforms with Heckman.

Together, this leadership team developed Roundtable, the first large-scale, Enterprise-level, Web3-powered media platform integrating decentralized payments, transparent real-time reporting, and on-chain audience and data control, creating next-generation infrastructure for professional publishers and media networks worldwide. Heckman’s prior company, Arena, became a nine-figure public enterprise powering publishing and monetization for global media brands including Sports Illustrated, Maxim, History.com, and TheStreet. His past roles include Head of Global Media Strategy at Yahoo!, Chief Strategy Officer at Fox Interactive, and architect of the $1 billion ad alliance between MySpace, Google, led the team that architected Hulu’s original business model and created the first “Premium Marketplace,” partnered with AOL, Yahoo!, MSN and the top dozen major media corporations..

Altogether Heckman has created and taken public and/or sold to major digital media, ten large-scale ventures, including Rivals.com (acquired by Yahoo!), Scout.com (acquired by Fox), 5to1.com (public, acquired by Yahoo!), NFL Exclusive, and Arena. Remarkably, every business he founded succeeded in sustainability and major industry scale.

Visionary Partners and Board Members

Roundtable co-founders and strategic partners include incoming Chair Walton Comer, XBTO co-founder, Lucid Holdings co-founder, which sold to CINT for nearly $1 billion, and founding investor of Deribit, recently sold to Coinbase for over $3 billion; Aly Madhavji, Managing Partner of Blockchain Founders Fund; David Bailey, CEO of Nakamoto, Bitcoin Conference and Bitcoin Magazine; Mike Alexander, former CEO of Jefferies Asia and CEO of Bullish’s EOS Venture Capital Fund; W. Graeme Roustan, Roundtable co-founder, former Chairman of Bauer Hockey, True Sports CEO, and CEO of The Hockey News, the first major network to publish on-chain with Roundtable; and Brock Pierce, Tether co-founder and early Bitcoin visionary.

Merger Details

A definitive agreement has been signed between RYVYL (NASDAQ: RVYL) and Roundtable. Closing remains subject to shareholder approval and standard regulatory review. Upon closing of the merger:

●	James Heckman will become CEO
●	Walton Comer will become Chairman, leading a seven-membered board
●	Aly Madhavji will remain CFO (from Roundtable), in the merged companies
●	George Oliva will remain as EVP/Finance and Chief Accounting Officer, reporting to Heckman

●	The company will change its name to RTB Digital, Inc., doing business as “Roundtable”
●	Six directors will be appointed by RTB, and RYVYL independent director Brett Moyer retained; all other incumbent directors of RYVYL will step down.

About Roundtable (RTB Digital, Inc.)

Roundtable is a Web3, digital media SaaS platform company, providing white-label, full stack distribution, community, publishing and monetization for professional media brands and journalists - fortified and powered by a digital liquidity pool integrated into the platform. Visit RTB.io.

About RYVYL

RYVYL Inc. (NASDAQ: RVYL) operates a digital payment processing business enabling transactions around the globe, including payment solutions for underserved markets. RYVYL has developed applications enabling an end-to-end suite of turnkey financial products with enhanced security and data privacy, world-class identity theft protection, and rapid speed to settlement. www.ryvyl.com

Cautionary Note Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements that are characterized by future or conditional words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws. These forward-looking statements include, but are not limited to, statements regarding the proposed merger between the Company and the target (the “Parties”), the expected closing of the proposed merger and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, including the management team and board of directors of the Company following the consummation of the merger (the “Combined Company”). There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this press release. These include: the risk that the Parties’ businesses will not be integrated successfully and the risk that cost savings, synergies and growth from the proposed merger may not be fully realized or may take longer to realize than expected; the possibility that stockholders of the Company may not approve the issuance of new shares of Company common stock in the merger or that stockholders of the Company may not approve the merger; the risk that a condition to the closing of the merger may not be satisfied, that either party may terminate the definitive agreement or that the closing of the merger might be delayed or may not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; the risk that the parties do not receive regulatory or other approvals of the merger; the occurrence of any other event, change, or other circumstances that could give rise to the termination of the merger agreement or changes to the transactions; the risk that changes in the Company’s capital structure and governance could have adverse effects on the market value of its securities; the ability of the Parties to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on the Parties’ operating results and business generally; the risk the merger could distract the respective managements of the Parties from ongoing business operations or cause the Parties to incur substantial costs; impacts on the Parties’ plans for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other corporations in similar business strategies, technological and market trends, future financial condition and performance and expected financial impacts of the merger; the risk that the Parties may be unable to reduce expenses or access financing or liquidity; the impact of any economic downturn; the risk of changes in governmental regulations or enforcement practices; and other important factors that could cause actual results to differ materially from those projected and those risk factors discussed in documents of the Company filed, or to be filed, with the SEC that are or will be available on the Company’s website at www.ryvyl.com and on the website of the SEC at www.sec.gov.

RYVYL IR Contact:

Richard Land, Alliance Advisors Investor Relations

973-873-7686 ryvylinvestor@allianceadvisors.com

Roundtable PR Contact:

Mehab Qureshi, RTB Digital Inc.

+91 90289 77198, mehab@roundtable.io

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